Exhibit 99.1

HireQuest Reports Financial Results for Third Quarter 2024

GOOSE CREEK, South Carolina – November 7, 2024 – HireQuest, Inc. (Nasdaq: HQI), a national franchisor of direct dispatch, executive search, and commercial staffing services, today reported financial results for the third quarter ended September 30, 2024.

Third Quarter 2024 Summary

●	Franchise royalties increased 0.9% to $9.0 million compared to $8.9 million in the prior year period.
●	Total revenue increased 1.6% to $9.4 million compared to $9.3 million in the prior year period.
●	Selling, general and administrative (“SG&A”) expenses were $5.4 million, a decrease of 15.3% compared to $6.4 million in the prior year period.
●

Loss from operations was $(2.7 million), compared to income from operations of $2.2 million in the third quarter of 2023. Loss from operations in the third quarter of 2024 included a one-time non-cash impairment charge of $6.0 million.

●

Net loss was $(2.2 million), or $(0.16) per diluted share compared to net income of $1.5 million, or $0.11 per diluted share in the prior year period. Adjusted net income for the quarter was $2.8 million, or $0.20 per diluted share compared to adjusted net income of $2.2 million, or $0.16 per diluted share in the third quarter of 2023.

●	Adjusted EBITDA was $4.9 million compared to $3.7 million in the prior year period.

Year-To-Date 2024 Summary

●	Franchise royalties decreased 7.4% to $25.0 million compared to $27.0 million for the nine months ended September 30, 2023.
●	Total revenue decreased 5.7% to $26.5 million compared to $28.1 million in the prior year period.
●	SG&A expenses decreased 8.6% to $16.3 million compared to $17.8 million in the prior year period.
●

Income from operations decreased to $2.1 million compared to $8.2 million in the prior year period. Loss from operations for the first nine months of 2024 included a one-time non-cash impairment charge of $6.0 million in the third quarter of 2024.

●

Net income was $1.5 million, or $0.10 per diluted share, compared to net income of $6.1 million, or $0.45 per diluted share in the prior year period. Adjusted net income was $7.3 million, or $0.52 per diluted share compared to adjusted net income of $7.3 million, or $0.53 per diluted share in the prior year period.

●	Adjusted EBITDA was $12.3 million compared to $12.2 million in the prior year period.

System-wide sales for the third quarter of 2024 decreased 1.7% to $148.6 million compared to $151.2 million for the same period in 2023. System-wide sales for the nine months ended September 30, 2024, decreased 7.1% to $428.8 million compared to $461.7 million in the prior year period.

Rick Hermanns, HireQuest’s President and Chief Executive Officer, commented, “During the third quarter we achieved slight growth in total revenue compared to the third quarter of 2023, and saw sequential revenue growth of 8.5% compared to the second quarter of 2024. Our temporary staffing brands collectively grew year over year this quarter for the first time since the beginning of 2023. That said, employers remained cautious in their hiring decisions during the third quarter influenced by the presidential election, as well as an unpredictable economic landscape.

“Our third quarter profitability was impacted by a one-time non-cash impairment charge related to the MRINetwork assets we acquired in December 2022. The overall market for executive recruiting and permanent staffing services has faced challenges over the past several quarters exacerbating the decline we had originally built into our projections, and we made the decision to write down certain non-cash assets to better reflect the current value of MRINetwork to our business. However, adjusted net income in the quarter increased 29% compared to the third quarter of 2023.

“As we close out the fiscal year, we believe that we’re beginning to enter a period of favorable comparisons related to lower operational costs, a stabilizing staffing market, and reduced impact of workers’ compensation expense on our business. We’re optimistic that the market for both temporary and permanent staffing solutions is entering a more favorable economic environment, and we are ready to capitalize on the opportunities that become available to us as demand for staffing services strengthens.”

Third Quarter 2024 Financial Results

Franchise royalties in the third quarter of 2024 were $9.0 million compared to $8.9 million in the prior-year period. Service revenue was $428,000 compared to $366,000 in the prior-year period. Total revenue in the third quarter of 2024 was $9.4 million compared to $9.3 million in the year-ago quarter, an increase of 1.6%.

SG&A expenses in the third quarter of 2024 were $5.4 million compared to $6.4 million in the third quarter of 2023, a decrease of 15.3% driven by a reduction in net workers’ compensation expense.

Depreciation and amortization in the third quarter of 2024 was approximately $697,000, consistent with $699,000 in the third quarter of 2023.

Interest and other financing expense in the third quarter of 2024 was approximately $268,000 compared to $302,000 for the third quarter of 2023. Interest and other financing expense will fluctuate as the Company utilizes the line of credit for acquisitions or other short-term liquidity needs.

Net loss in the third quarter of 2024 was $(2.2 million), or $(0.16) per diluted share, compared to net income of $1.5 million, or $0.11 per diluted share, in the third quarter last year. Included in the net loss in the quarter was a one-time non-cash impairment charge of $6.0 million related to industry and market conditions affecting the overall financial performance of MRINetwork. Adjusted net income for the quarter was $2.8 million, or $0.20 per diluted share compared to adjusted net income of $2.2 million, or $0.16 per diluted share in the third quarter last year.

Adjusted EBITDA for the third quarter of 2024 was $4.9 million compared to $3.7 million in the third quarter last year.

Year-To-Date 2024 Financial Results

Franchise royalties for the nine months ended September 30, 2024, were $25.0 million compared to $27.0 million for the same period in 2023. Service revenue was $1.5 million compared to $1.1 million in the prior-year period. Total revenue was $26.5 million compared to $28.1 million in the same year-ago period.

SG&A expenses in the first nine months of 2024 were $16.3 million compared to $17.8 million for the same period of 2023.

Interest and other financing expense for the nine months ended September 30, 2024, was approximately $763,000, compared to $1.2 million in the prior year period. The first nine months of 2023 included fees and expenses related to switching our credit facility to a new financial institution. Interest and other financing expense will fluctuate as the Company utilizes the line of credit for acquisitions or other short-term liquidity needs.

Net income in the year-to-date period for 2024 was $1.5 million, or $0.10 per diluted share, compared to net income of $6.1 million, or $0.45 per diluted share, in the same year-ago period. Included in the net income in this period was a one-time non-cash impairment charge of $6.0 million in the third quarter of 2024 related to industry and market conditions affecting the overall financial performance of MRINetwork. Adjusted net income for the nine months ended September 30, 2024, was $7.3 million, or $0.52 per diluted share compared to adjusted net income of $7.3 million, or $0.53 per diluted share in the same prior-year period.

Adjusted EBITDA for the nine months ended September 30, 2024, was $12.3 million compared to $12.2 million in the same prior-year period.

Balance Sheet and Capital Structure

Cash was $1.6 million as of September 30, 2024, compared to $1.3 million as of December 31, 2023. Total assets were $102.7 million as of September 30, 2024, compared to $103.8 million as of December 31, 2023. Total liabilities were $39.7 million as of September 30, 2024, compared to $41.1 million as of December 31, 2023.

Working capital as of September 30, 2024, was $23.4 million compared to $15.7 million as of December 31, 2023.

At September 30, 2024, assuming continued covenant compliance, availability under the line of credit was approximately $26.9 million based on eligible collateral, less letter of credit reserves, bank product reserves, and current advances.

On September 16, 2024, the Company paid a quarterly cash dividend of $0.06 per share of common stock to shareholders of record as of September 2, 2024. The Company intends to pay a $0.06 cash dividend on a quarterly basis, but the declaration of any dividend and the exact amount each quarter will be based on its business results and financial position and is subject to board of director discretion.

Conference Call

HireQuest will hold a conference call to discuss its financial results.

Date:	Thursday, November 7, 2024

Time:	4:30 p.m. Eastern Time

Toll-free dial-in number:	888-506-0062

International dial-in number:	973-528-0011

Entry code:	413834

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

The conference call will be broadcast live and available for replay at https://www.webcaster4.com/Webcast/Page/2359/51500 and via the investor relations section of HireQuest’s website at https://hirequest.com/.

A replay of the conference call will be available through Thursday, November 21, 2024.

Toll-free replay number:	877-481-4010

International replay number:	919-882-2331

Replay passcode:	51500

About HireQuest

HireQuest, Inc. is a nationwide franchisor of direct dispatch, executive search, and commercial staffing solutions for HireQuest Direct, HireQuest, Snelling, HireQuest Health, DriverQuest, TradeCorp, MRINetwork, SearchPath Global, and Northbound Executive Search franchised offices across the United States. Through its national network of over 400 franchisee-owned offices across the United States, HireQuest provides employment for approximately 73,000 individuals annually that work for thousands of customers in numerous industries including construction, light industrial, manufacturing, hospitality, clerical, medical, travel, financial services, and event services. For more information, visit www.hirequest.com

Important Cautions Regarding Forward-Looking Statements

This news release includes, and the company’s officers and other representatives may sometimes make or provide certain estimates and other forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including, among others, statements with respect to future economic conditions, future revenue or sales and the growth thereof; operating results; anticipated benefits of acquisitions, or the status of integration of those entities; the declaration, or not, of future dividends; and other similar statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods.

While the company believes these statements are accurate, forward-looking statements are not historical facts and are inherently uncertain. They are based only on the company’s current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. The company cannot assure you that these expectations will occur, and its actual results may be significantly different. Therefore, you should not place undue reliance on these forward-looking statements. Important factors that may cause actual results to differ materially from those contemplated in any forward-looking statements made by the company include the following: the level of demand and financial performance of the temporary staffing industry; the financial performance of the company’s franchisees; changes in customer demand; economic uncertainty caused by macroeconomic trends including potential inflation or a recessionary environment; uncertainty in the supply chain or economy caused by Russia’s invasion of Ukraine, the war between Israel and Palestine, or other global conflict; the relative success or failure of acquisitions and new franchised offerings; our success in reducing workers’ compensation expenses; the extent to which the company is successful in gaining new long-term relationships with customers or retaining existing ones, and the level of service failures that could lead customers to use competitors’ services; significant investigative or legal proceedings including, without limitation, those brought about by the existing regulatory environment or changes in the regulations governing the temporary staffing industry and those arising from the action or inaction of the company’s franchisees and temporary employees; strategic actions, including acquisitions and dispositions and the company’s success in integrating acquired businesses including, without limitation, successful integration following any of our various acquisitions; success or failure in determining how to allocate capital; disruptions to the company’s technology network including computer systems and software; natural events such as severe weather, fires, floods, and earthquakes, or man-made or other disruptions of the company’s operating systems; and the factors discussed in the “Risk Factors” section and elsewhere in the company’s most recent Annual Report on Form 10-K and the quarterly reports on Form 10-Q filed thereafter.

Any forward-looking statement made by the company or its management in this news release is based only on information currently available to the company and speaks only as of the date on which it is made. The company and its management disclaim any obligation to update or revise any forward-looking statement, whether written or oral, that may be made from time to time, based on the occurrence of future events, the receipt of new information, or otherwise, except as required by law.

Non-U.S. GAAP Financial Measures

This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management uses these non-U.S. GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for U.S. GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with U.S. GAAP. Management believes the presentation of non-U.S. GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-U.S. GAAP measures are not formally defined under U.S. GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to U.S. GAAP financial measures, our management believes these non-U.S. GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-U.S. GAAP measures. See the tables below for a reconciliation of these non-U.S. GAAP measures to the most directly comparable U.S. GAAP financial measures.

Company Contact:

HireQuest, Inc.

David Hartley, Vice President of Corporate Development

(800) 835-6755

Email: cdhartley@hirequest.com

Investor Relations Contact:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

(203) 972-9200

Email: hirequest@imsinvestorrelations.com

- Tables Follow -

HireQuest, Inc.

Consolidated Balance Sheets

(in thousands, except par value data)	September 30, 2024	December 31, 2023
	(unaudited)	(audited)
ASSETS
Current assets
Cash	$1,621	$1,342
Accounts receivable, net of allowance of $395 and $199	50,492	44,394
Notes receivable	1,628	1,788
Prepaid expenses, deposits, and other assets	2,576	3,283
Prepaid workers' compensation	1,726	646
Total current assets	58,043	51,453
Property and equipment, net	4,157	4,280
Workers’ compensation claim payment deposit	1,127	1,469
Deferred tax asset	1,762	325
Franchise agreements, net	20,163	21,440
Other intangible assets, net	8,569	10,162
Goodwill	1,075	5,870
Other assets	63	102
Notes receivable, net of current portion and allowance of $623 thousand	6,810	7,834
Intangible asset held for sale - discontinued operations	891	891
Total assets	$102,660	$103,826
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$773	$137
Line of credit	13,403	14,119
Term loans payable	219	514
Other current liabilities	1,666	2,338
Accrued payroll, benefits, and payroll taxes	3,160	4,286
Due to franchisees	11,013	9,881
Risk management incentive program liability	680	565
Workers' compensation claims liability	3,736	3,871
Total current liabilities	34,650	35,711
Term loan payable, net of current portion	-	132
Workers' compensation claims liability, net of current portion	2,673	2,766
Franchisee deposits	2,422	2,485
Total liabilities	39,745	41,094
Commitments and contingencies (Note 11)
Stockholders' equity
Preferred stock - $0.001 par value, 1,000 shares authorized; none issued	-	-
Common stock - $0.001 par value, 30,000 shares authorized; 14,068 and 13,997 shares issued, respectively	14	14
Additional paid-in capital	35,776	34,527
Treasury stock, at cost - 40 shares	(146)	(146)
Retained earnings	27,271	28,337
Total stockholders' equity	62,915	62,732
Total liabilities and stockholders' equity	$102,660	$103,826

HireQuest, Inc.

Consolidated Statement of Income

(unaudited)

	Three months ended		Nine months ended
(in thousands, except per share data)	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Franchise royalties	$8,988	$8,905	$25,029	$27,017
Service revenue	428	366	1,486	1,101
Total revenue	9,416	9,271	26,515	28,118
Selling, general and administrative expenses	5,379	6,354	16,286	17,824
Goodwill and intangible asset impairment charge	6,035	-	6,035	-
Depreciation and amortization	697	699	2,092	2,096
(Loss) income from operations	(2,695)	2,218	2,102	8,198
Other miscellaneous income (expense)	(65)	117	12	259
Interest income	138	83	424	197
Interest and other financing expense	(268)	(302)	(763)	(1,155)
Net (loss) income before income taxes	(2,890)	2,116	1,775	7,499
(Benefit) provision for income taxes	(725)	518	172	1,530
Net (loss) income from continuing operations	(2,165)	1,598	1,603	5,969
(Loss) income from discontinued operations, net of tax	(42)	(115)	(152)	151
Net (loss) income	$(2,207)	$1,483	$1,451	$6,120

Basic (loss) earnings per share
Continuing operations	$(0.16)	$0.12	$0.12	$0.44
Discontinued operations	-	(0.01)	(0.01)	0.01
Total	$(0.16)	$0.11	$0.11	$0.45

Diluted (loss) earnings per share
Continuing operations	$(0.16)	$0.12	$0.11	$0.44
Discontinued operations	-	(0.01)	(0.01)	0.01
Total	$(0.16)	$0.11	$0.10	$0.45

Weighted average shares outstanding
Basic	13,834	13,751	13,817	13,709
Diluted	13,834	13,820	13,907	13,777

HireQuest, Inc.

Non-U.S. GAAP - Reconciliation of Net Income to Adjusted EBITDA

(unaudited)

	Three months ended		Nine months ended
(in thousands)	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net (loss) income	$(2,207)	$1,483	$1,451	$6,120
Interest expense	268	302	763	1,155
(Benefit) provision for income taxes	(725)	518	172	1,530
Depreciation and amortization	697	699	2,092	2,096
EBITDA	(1,967)	3,002	4,478	10,901
WOTC related costs	134	68	326	339
Non-cash compensation	549	306	1,249	928
Goodwill and intangible asset impairment	6,035	-	6,035	-
Acquisition related charges, net	100	66	111	(274)
Write down of note receivable	75	300	125	300
Adjusted EBITDA	$4,926	$3,742	$12,324	$12,194

HireQuest, Inc.

Non-U.S. GAAP - Reconciliation of Net Income to Adjusted Net Income

(unaudited)

	Three months ended		Nine months ended
(in thousands, except per share data)	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net (loss) income	$(2,207)	$1,483	$1,451	$6,120
Amortization of acquired intangible assets	539	540	1,619	1,621
Goodwill and intangible asset impairment	6,035	-	6,035	-
Acquisition related charges, net	100	66	111	(274)
Write down of note receivable	75	300	125	300
Tax effect of adjusments (1)	(1,755)	(236)	(2,051)	(428)
Adjusted net income	$2,787	$2,153	$7,290	$7,339

Adjusted net income per diluted share	$0.20	$0.16	$0.52	$0.53

Diluted shares outstanding	13,834	13,820	13,907	13,777

(1) The tax effect includes the application of our statutory rate of 26% to all taxable / deductible adjustments.